UNITED STATES
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549
                    ______________________________________

                                    FORM 8-K/A

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of The
                         Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  May 7, 2008

                              DATARAM CORPORATION
___________________________________________________________________________
            (Exact name of registrant as specified in charter)

        New Jersey                 1-8266                       22-18314-09
___________________________________________________________________________
State or other jurisdiction        (Commission                (IRS Employer
of incorporation                   File Number)         Identification No.)

     Route 571, P. O. Box 7258, Princeton, NJ                   08543-7528
___________________________________________________________________________
     (Address of principal executive offices)                   (Zip Code)

Registrant's telephone number, including area code:   (609) 799-0071
___________________________________________________________________________
       (Former name or former address, if changed since last report)


Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ] Written communications pursuant to Rule 425 under the Securities Act
    (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act
    (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))










Item 5.02.   Departure of Directors or Certain Officers;
          Appointment of Certain Officers

     In a press release dated May 12, 2008, the Company announced that its Board of Directors has appointed a current director of the Board, John H. Freeman, to the position of President and Chief Executive Officer of the Company, as of May 7, 2008. Mr. Freeman succeeds Robert V. Tarantino, who has served as President and Chief Executive Officer since 1986. The Board agreed to hire Mr. Freeman as President and Chief Executive Officer for a term of one year, with automatic renewal terms of one year each. Mr. Freeman's base salary is $275,000 annually. He is eligible biannually for a bonus of up to 50% of his base salary, as determined by a review of the Company's Compensation Committee, and also for a year-end bonus at the conclusion of fiscal year if his performance exceeds expectations. Mr. Freeman receives three weeks paid vacation and is entitled to participate in any of the Company's present and future life insurance, disability insurance, health insurance, pension retirement and similar plans as well.

     The Board has hired Mr. Freeman based on the agreement that he accepts certain non-solicitation, non-competition and non-disparagement restrictions.

     On May 7, 2008, the Company's Board of Directors granted Mr. Freeman an option to purchase 150,000 shares of Dataram common stock, at the price of $3.20 per share, the closing market price on May 7, 2008. Options to purchase the first 37,500 shares become exercisable on November 7, 2008, and options to purchase an additional 37,500 shares become exercisable on each of May 7, 2009, November 7, 2009, and May 7, 2010. These options expire on May 7, 2018.

     Biographical Information. John H. Freeman, age 58, has been a Director of the Company since 2005. Most recently he held the position of Chief Operating Officer at Taratec, a technology and consulting services company located in Bridgewater, N.J. Prior to that and for a period of 30 years, Mr. Freeman was an executive with IBM holding various positions in worldwide sales, marketing and operations. Mr. Freeman holds a BA degree from Syracuse University and a MS degree from Pennsylvania State University.

     Related Party Transactions. All transactions by the Company with a director or executive officer must be approved by the Board of Directors if they exceed $120,000 in any fiscal year. Apart from any transactions disclosed above, the Company has entered into no such transaction with Mr. Freeman during the present fiscal year. Any such transactions will be entered into only if found to be in the best interest of the Company and approved in accordance with the Company's Codes of Ethics, which are available on Dataram's web site.

Item 9.01.     Exhibits

99  Press Release dated May 12, 2008.  (Furnished not filed)






                                 SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      DATARAM CORPORATION
                                 By:  MARK MADDOCKS


Date:     May 14, 2008                _____________________________________
                                      Mark Maddocks, Vice President-Finance
                                      and Chief Financial Officer